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                                                                   EXHIBIT 10.26

                         PATENT CROSS-LICENSE AGREEMENT

      This Patent Cross-License Agreement (the "Agreement") is made as of January 29, 2002 (the "Effective Date") by and between Sportvision, Inc. ("Sportvision") a corporation of the State of Delaware with its principal office at 1450 Broadway, 31st Floor, New York, New York 10018; Fox Sports Productions, Inc. ("Fox") a corporation organized under the laws of the State of Delaware with its principal place of business at 10201 West Pico Boulevard, Los Angeles, California 90035; and Princeton Video Image, Inc. ("PVI"), a corporation organized under the laws of the State of Delaware, with its principal place of business at 15 Princess Road, Lawrenceville, New Jersey 08648. The signatories to this Agreement are referred to jointly as the "Parties."

                                    RECITALS

      WHEREAS, Fox owns all title and interest in and to U.S. Patent Numbers 5,917,553 and 6,141,060 (the "Fox Litigation Patents") and Fox has exclusively licensed the Fox Litigation Patents to Sportvision which provides Sportvision with the right to grant sub-licenses to the Fox Litigation Patents;

      WHEREAS, Sportvision owns all right, title and interest in and to U.S. Patent Number 6,229,550, (the "Sportvision Litigation Patent") and Sportvision has the right to grant licenses to the Sportvision Litigation Patent and the Fox Litigation Patents;

      WHEREAS, PVI owns all rights, title and interest in and to U.S. Patent Number 5,264,933 (the "PVI Litigation Patent") and has the right to grant licenses to the PVI Litigation Patent;

      WHEREAS, on October 4th, 1999 Sportvision and Fox Sports Productions ("Plaintiffs") commenced a civil action in the United States District Court for the Northern District of California (San Jose), as subsequently amended, in which Plaintiffs alleged that PVI was infringing the Fox Litigation Patents and the Sportvision Litigation Patent (the "Complaint"); this action is entitled Sportvision, Inc., et al v. Princeton Video Image, Inc., Civil Action No. 99-CV-20998 (the "Action");

      WHEREAS, on August 28, 2001, PVI filed an amended answer to the Complaint in which it denied infringement, asserted affirmative defenses, and commenced a counterclaim in the Action alleging that Sportvision was infringing the PVI Litigation Patent;

      WHEREAS, concurrent with the execution of this Agreement, the same Parties will enter into a Settlement Agreement in settlement of the Action and the matters described therein; and


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      WHEREAS, PVI desires a license to certain patents, including the
Sportvision Litigation Patent, the Fox Litigation Patents and patents related thereto, and Sportvision desires a license to certain patents, including the PVI Litigation Patent and patents related thereto, which licenses will provide each Party with the freedom to operate its present and future business to the extent expressly so licensed in, and subject to the limitations of, this Agreement.

The Parties therefore agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 "Affiliate" shall mean, in relation to any Person, any other Person, now or in the future, that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this Agreement "control" (including its use in the terms "controlled by" or "under common control with") shall mean the possession of (i) beneficial ownership of 50% or more of such Person's outstanding or fully diluted share capital or (ii) the power to direct the management of such Person, in each case, whether through the ownership of voting securities, non-voting securities, by contract or otherwise. An Affiliate of a Person shall cease being an Affiliate of such Person if at any time it no longer controls, is controlled by or under common control with such Person.

      1.2 "Competitor of the Other Party" shall mean: (i) with respect to PVI, any Sportvision Competitor; or (ii) with respect to Sportvision, any PVI Competitor.

      1.3 "Distributor" shall mean, with respect to PVI or Sportvision, any Person engaged by such Party or any of its Affiliates to distribute to End Users any Products/Services owned or licensed by such Party or any of its Affiliates, provided that (i) such Person is not a Competitor of the Other Party, (ii) such Person is not an Affiliate of a Competitor of the Other Party, (iii) 5% or more of the outstanding or fully diluted capital stock of such Person is not directly or indirectly beneficially owned by a Competitor of the Other Party and (iv) no Competitor of the Other Party has any right to any portion of the proceeds generated from the distribution of Products/Services licensed under this Agreement.

      1.4 "End Users" shall mean any Person who is an end user of virtual insertion and/or enhancement Products/Services, such as advertisers, television networks, producers of original video content, cable and satellite system operators, Internet service providers and other providers of video content solely in their capacity as such (and not in any capacity as distributors or sellers of virtual insertion and/or enhancement Products/Services to third parties for use in video content not created, distributed and/or advertised in by such Person).

      1.5 "Fox Licensed Patents" shall mean the Fox Litigation Patents and any and all



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patents, patent applications, or provisional applications anywhere in the world that claim priority to any of the Fox Litigation Patents or are continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions or improvements of the Fox Litigation Patents.

      1.6 "Licensee" shall mean the Party to which patent rights are being granted hereunder.

      1.7 "Licensed Products" shall mean Products/Services included within the definition of PVI Licensed Products/Services and/or Sportvision Licensed Products/Services.

      1.8 "Parties" shall mean the signatories to this Agreement, and may be used in singular or plural, as indicated by the context, and when permitted shall include their successors and assigns.

      1.9 "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      1.10 "Products/Services" shall mean products, services, processes, machines, manufactures, equipment, systems, software, scripts or combinations thereof, independent of location.

      1.11 "PVI Competitor" shall mean any Person (other than (i) PVI, Sportvision and their respective Subsidiaries, (ii) Cablevision Systems Corporation, Presencia en Medios, S.A. de C.V. and their respective Subsidiaries and (iii) any End Users of any of the Products/Services of the foregoing entities) that is engaged in the distribution and/or sale of virtual insertion or enhancement Products/Services that are in competition with the Products/Services of PVI, or its Affiliates at any time. PVI Competitors shall be deemed to include, but shall not be limited to, Symah Vision-SA, Orad Hi Tech Systems Ltd., SciDel Technologies Ltd., and Mirage.

      1.12 "PVI Licensed Patents" shall mean the PVI Litigation Patent and any and all patents, patent applications, or provisional applications anywhere in the world that (i) are owned, will be owned, are enforceable or are licensable by PVI or its Affiliates, and that are issued or pending as of the Effective Date of this Agreement; or (ii) claim priority to the any of the patents or applications set forth in (i); or (iii) are continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions or improvements of the PVI Litigation Patent, or the patents or applications set forth in (i) or (ii) above.

      1.13 "PVI Licensed Products/Services" shall mean any and all Products/Services that are individually or collectively covered, directly or indirectly, by any claim of a patent in the Sportvision Licensed Patents or the Fox Licensed Patents.



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      1.14 "Settlement Documents" shall mean the Settlement Agreement dated
January 29, 2002 between PVI on the one hand and Sportvision and Fox on the other hand, and all attachments thereto.

      1.15 "Sportvision Competitor" shall mean any Person (other than (i) PVI, Sportvision and their respective Subsidiaries, and (ii) any End Users of the Products/Services of Sportvision and its Subsidiaries) that is engaged in the distribution and/or sale of virtual insertion or enhancement Products/Services that are in competition with the Products/Services of Sportvision or its Affiliates at any time. Sportvision Competitors shall be deemed to include, but shall not be limited to, Symah Vision-SA, Orad Hi Tech Systems Ltd., SciDel Technologies Ltd., and Mirage.

      1.16 "Sportvision Licensed Patents" shall mean the Sportvision Litigation Patent, the Fox Litigation Patents and any and all patents, patent applications, or provisional applications anywhere in the world that (i) are owned, will be owned, are enforceable or are licensable by Sportvision or its Affiliates, and that are issued or pending as of the Effective Date of this Agreement; (ii) are owned by Fox or its Subsidiaries and licensed to Sportvision and that are issued or pending as of the Effective Date of this Agreement; (iii), claim priority to any of the patents or applications set forth in (i) or (ii), above; or (iv) are continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions or improvements of the Sportvision Litigation Patent, the Fox Litigation Patents, or the patents or applications set forth in (i), (ii) or
(iii) above.

      1.17 "Sportvision Licensed Products/Services" shall mean any and all Products/Services that are individually or collectively covered, directly or indirectly, by any claim of a patent in the PVI Licensed Patents.

      1.18 "Subsidiary" shall mean, in relation to any Person, any other Person, now or in the future, including any Competitor of the Other Party, that directly or indirectly through one or more intermediaries, is controlled (as such term is defined in Article 1.1 hereof) by such Person. A Subsidiary of a Person shall cease being a Subsidiary of such Person if at any time it is no longer controlled by such Person.

                                    ARTICLE 2
                          LICENSE GRANTS AND COVENANTS

      2.1 (A) To the extent, and only to the extent, provided in Article 2.1(B), PVI hereby grants, under the PVI Licensed Patents:



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                  (1) To Sportvision and its Subsidiaries, a worldwide,
            non-exclusive, irrevocable, royalty-free license to make, have made, use, import and/or export Sportvision Licensed Products/Services;

                  (2) To Sportvision, its Subsidiaries and their respective
            Distributors, a worldwide, non-exclusive, irrevocable, royalty-free license to sell, offer to sell, distribute or otherwise provide Sportvision Licensed Products/Services for the exclusive use by such Persons' customers who are End Users; and

                  (3) To End Users of Sportvision Licensed Products/Services, a
            worldwide, non-exclusive, irrevocable, royalty-free license to use the Sportvision Licensed Products/Services as licensed pursuant to
            Article 2.1(A)(2).

            (B) The license granted above in Article 2.1(A) shall be expressly limited to and shall not extend beyond Products/Services used for or relating exclusively to the virtual insertion or enhancement of images into the video production of video content during the event that is the subject of the video content, where such insertion or enhancement is achieved onsite at the event, but only to the extent the determination regarding the placement of the insertion or enhancement in such production is achieved through:

                  (1) The use of camera attitude sensors, where such sensors are attached to the camera (or such camera's assembly) located at and filming an event, and which measure factors such as the camera's pan, tilt, travel, orientation, focus or zoom, or the use of a combination of such sensors with image processing of the video output of the camera whose attitude is measured by such sensors;

                  (2) A combination of one or more sensors (including a camera acting as a sensor) or emitters, where such sensors or emitters are used to determine a real world position of a moving (relative to the ground) object being tracked at the event, and image processing of the video output of a camera located at and filming the event, provided that the placement or content of the insertion geometrically relates to the location of the object being tracked by the sensors described above; or

                  (3) Image processing exclusively for the purpose of
            stabilizing virtual insertions or enhancements exclusively placed into the video output of a fixed video camera located at and filming the event where such fixed camera does not pan, tilt, travel, zoom or change in any way during the event.



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            (C) The license granted under Article 2.1 (A) shall not be construed as an acknowledgement by Sportvision that any licensed activity is covered by a valid claim of the PVI Licensed Patents or that a license for such activity is required.

      2.2 Under no circumstances shall the license provided under Article 2.1(A) extend to, include or be interpreted to extend to or include any right to make, have made, use, have used, import, export, sell, offer to sell, distribute or otherwise provide:

            (1) Except as expressly provided in Article 2.1(B)(3), any Products/Services which perform image processing of video output other than in combination with sensor data (where the sensor data can include data from a camera acting as a sensor) used to determine the placement and/or the content (e.g., the data calculated from the sensor, such as the speed of the moving object) of the insertion, where such combination is performed onsite;

            (2) Any Products/Services performing post production;

            (3) Any Products/Services that implement iPoint technology, which is understood to cover remote insertion (i.e. remote from the point of data collection) of images or enhancements into video streams based on a set of instructions regarding the placement of such images or enhancements into such video stream; or

            (4) Any Products/Services that include only one camera, where the one camera serves as both the only sensor and the only video camera.

      2.3 (A) To the extent, and only to the extent, provided in Article 2.3(B), Sportvision and Fox each hereby grants, under the Sportvision Licensed Patents and the Fox Licensed Patents:

            (1) To PVI and its Subsidiaries, a worldwide, non-exclusive, irrevocable, royalty-free license to make, have made, use, import and/or export PVI Licensed Products/Services;

            (2) To PVI, its Subsidiaries and their respective Distributors, a worldwide, non-exclusive, irrevocable, royalty-free license to sell, offer to sell, distribute or otherwise provide PVI Licensed Products/Services for the exclusive use by such Persons' customers who are End Users; and

            (3) To End Users of PVI Licensed Products/Services, a worldwide, non-exclusive, irrevocable, royalty-free license to use the PVI Licensed



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      Products/Services as licensed pursuant to Article 2.3(A)(2).

            (B) The license granted above in Article 2.3(A) shall be expressly limited to and shall not extend beyond Products/Services used for or relating exclusively to the virtual insertion or enhancement of images into the video production of video content during the event that is the subject of the video content, where such insertion or enhancement is achieved onsite at the event, but only to the extent the determination regarding the placement of the insertion or enhancement in such production is achieved through:

                  (1) The use of camera attitude sensors, where such sensors are attached to the camera (or such camera's assembly) located at and filming an event, and which measure factors such as the camera's pan, tilt, travel, orientation, focus or zoom, or the use of a combination of such sensors with image processing of the video output of the camera whose attitude is measured by such sensors; or

                  (2) Image processing exclusively for the purpose of
            stabilizing virtual insertions or enhancements exclusively placed into the video output of a fixed video camera located at and filming the event where such fixed camera does not pan, tilt, travel, zoom or otherwise move in any way.

            (C) The license granted under Article 2.3 (A) shall not be construed as an acknowledgement by PVI that any licensed activity is covered by a valid claim of the Sportvision Licensed Patents or that a license for such activity is required.

      2.4 Under no circumstances shall the license provided under Article 2.3(A) extend to, include or be interpreted to extend to or include any right to make, have made, use, have used, import, export, sell, offer to sell, distribute or otherwise provide:

                  (1) Any Products/Services that use a data source, which is external to (i) the camera whose video is being enhanced, (ii) such camera's video, and (iii) such camera's attitude/position sensors (if it has any), in order to determine the placement of an insertion or enhancement; or

                  (2) Any Products/Services that implement iPoint technology, which is understood to cover remote insertion (i.e. remote from the point of data collection) of images or enhancements into video streams based on a set of instructions regarding the placement of such images or enhancements into such video stream.



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      2.5 Except as expressly provided herein to the contrary, no license granted to any Person under this Agreement shall extend any licensed rights to any other Person, regardless of such other Person's relationship with such Person.

      2.6 If any Party should assign to any third-party any rights to enforce any of its patents licensed under this Agreement, then such Party covenants and agrees to obligate such third-party to honor the license granted under this Agreement and all other obligations of the Party under this Agreement.

      2.7 Except as otherwise provided in this Agreement or by law, no Party may sub-license any of the rights granted by this Agreement.

                                    ARTICLE 3
                                PAYMENTS AND FEES

      3.1 The consideration for the licenses, covenants and releases granted in this Agreement is established by the reciprocal nature of this Agreement and further includes the rights and obligations established by the Settlement Agreement.

                                    ARTICLE 4
                                     RELEASE

      4.1 The licenses granted pursuant to this Agreement include a complete and total release of each Party and each Party's Affiliates, customers, End Users and Distributors with respect to any act performed prior to the date of this Agreement that would have been licensed under this Agreement if this Agreement had been in effect at the time of the act. This release is in addition to and independent of the release contained in the Settlement Agreement. In no event shall this release serve to limit or restrict in any way the release granted in the Settlement Agreement. This release is effective upon the effectiveness of this Agreement. Once effective, this release survives the termination of this Agreement, regardless of the reason for termination.

                                    ARTICLE 5
                                   WARRANTIES

      5.1 Fox represents and warrants that it owns all title and interest in and to the Fox Licensed Patents and that Fox has exclusively licensed the Fox Licensed Patents to Sportvision.



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      5.2 Sportvision represents and warrants that it owns all right, title and interest in and to the Sportvision Licensed Patents other than U.S Patent Application Serial Number 09/888,195 and any application that (i) claims priority to such application or (ii) is a continuation, continuations-in-part, divisional, reissue, reexamination, extension or improvement of such application (collectively "Jointly Owned Patents"). Sportvision represents and warrants that it jointly owns the right, title and interest in the Jointly Owned Patents and has the right to grant the licenses herein to PVI to such Jointly Owned Patents.

      5.3 PVI represents and warrants that it owns all rights, title and interest in and to the PVI Licensed Patents.

      5.4 Sportvision represents and warrants that both it alone and together with Fox, it has the right to grant all of the rights and licenses set forth herein with respect to the Fox Litigation Patents and any other Fox patents included within the definition of Sportvision Licensed Patents.

      5.5 Fox represents and warrants that together with Sportvision, it has the right to grant all of the rights and licenses set forth herein with respect to the Fox Litigation Patents and any other Fox patents included within the definition of Fox Licensed Patents.

      5.6 The Parties each represent and warrant that they have the right to enter into this Agreement and grant the rights and licenses herein and that the signatories here are duly authorized by the respective Party to sign this Agreement and to bind such Party to this Agreement, and that each Party has hereby duly executed and delivered this Agreement.

      5.7 Subject to Sections 6.5 and 9.3, the Parties agree that the rights granted herein shall survive the dissolution, modification, acquisition, or merger of the granting Party.

                                    ARTICLE 6
                       EFFECTIVENESS, TERM AND TERMINATION

      6.1. This Agreement shall become effective upon execution of the Settlement Agreement.

      6.2 Unless otherwise stated, the term of the licenses granted herein shall end when the last patent to issue of any of the patents licensed herein expires, regardless of its filing date or date of issuance.

      6.3 If any Party (the "breaching party") fails to substantially perform any material obligation of such Party set forth in this Agreement, and such failure is continuing more than sixty (60) days after the other Party (the "non-breaching party") gives the breaching party notice



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of such failure, the non-breaching party shall be entitled to recover its actual damages resulting from such breach and may elect, without further notice, to be excused from future performance hereunder. Such election shall not affect the non-breaching party's right to recover its actual damages or to seek specific performance or other equitable relief.

      6.4 A Party may, upon written notice to the other Party, terminate its rights under this Agreement or the rights granted to any of its Subsidiaries, Distributors or End Users. In the event that one Party elects to terminate rights with respect to itself or a particular Subsidiary, Distributor or End User, the covenants, licenses and rights granted under this Agreement to any other Persons shall not be affected in any way.

      6.5 Notwithstanding anything contained herein to the contrary, if at any time PVI or Sportvision: (i) is acquired by a Competitor of the Other Party;
(ii) acquires a Competitor of the Other Party; or (iii) merges with a Competitor of the Other Party, either directly or indirectly, through one or more transactions, such that the beneficial ownership of the fully diluted share capital pre-acquisition or pre-merger is diluted by more than fifty percent (50%) post-acquisition or post-merger, then the other Party shall have the right to terminate this Agreement within thirty (30) days following receipt of notice of such completed merger or acquisition. Such termination shall not affect the releases granted in Article 4. For the avoidance of doubt, the surviving entity in any permitted acquisition of, or permitted merger with, a Party may assume this Agreement.


                                    ARTICLE 7
                            CONFIDENTIAL INFORMATION

         7.1 The Parties hereto recognize and agree that the Confidentiality provisions contained in Article 4.0 of the Settlement Agreement apply to this Agreement.


                                    ARTICLE 8
   DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED PATENTS

      8.1 Subject to Article 8.2, this Agreement, and any disputes between the Parties relating to the patents licensed hereunder, shall be governed, in all respects, under the laws of the State of New York, irrespective of its choice of law rules. Each Party agrees that it shall be subject to the exclusive personal jurisdiction of the federal courts within the State of New York and to venue within New York City with respect to any dispute relating to this Agreement.

      8.2 Upon any dispute arising in connection with this Agreement or any of the patents licensed hereunder, the Parties hereto agree to use their reasonable best efforts to resolve such conflict amicably and in good faith, including through non-binding mediation (utilizing any



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nationally recognized mediation center) if any Party so requests such mediation, for a period of ninety (90) days prior to initiating any litigation. The mediation shall occur over the telephone or the Internet or physically within New York City, NY. Any fees and expenses relating to any mediation so requested by any Party shall be shared equally by the Parties engaged in the dispute. Any delay by a Party in initiating litigation in accordance with this provision (including any delay beyond 90 days to the extent agreed by the disputing Parties) shall be without prejudice to any Party's ability to obtain specific performance, injunctive or any other equitable relief in connection with such dispute.

      8.3 Each Party shall have the right to audit another Party's compliance with license limitations imposed by this Agreement. Such audit shall be performed by an independent third party selected by the Party requesting the audit at reasonable times and with reasonable notice, but no more frequently than once in any six month period. The independent third party shall only investigate a Party's compliance with this Agreement and notify the investigating party with only the nature of any non-compliance, but shall not share any confidential proprietary information of the investigated party with the investigating party.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

      9.1 No Party is under any obligation to mark Products/Services that may potentially fall within the scope of the Agreement with patent numbers or with indications of patents pending, but a Party may do so, in its sole discretion, as it deems practical.

      9.2 None of the Parties can use another Party's name or trademarks without the express prior written consent of that Party.

      9.3 Any Party hereto may assign any of its rights hereunder to any of its Affiliates, provided that such Affiliate is not a Competitor of the Other Party, and such assignment shall be terminated if the Affiliate becomes a Competitor of the Other Party. Other than as stated in the first sentence of this Article 9.3, PVI may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Sportvision, which consent shall not be unreasonably withheld or delayed. Other than as provided in the first sentence of this Article 9.3, neither Sportvision nor Fox may assign any of their respective rights or delegate any of their respective duties under this Agreement without the prior written consent of PVI, which consent shall not be unreasonably withheld. It shall be reasonable for either Party to withhold consent if a Party attempts to assign its rights or delegates its duties under this Agreement to a Competitor of the Other Party. Sportvision and Fox hereby consent to any assignment of PVI's rights or delegation of PVI's duties under this Agreement to Cablevision Systems Corporation, Presencia en Medios, S.A. de C.V. or any of their respective Affiliates. PVI hereby consents to any



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assignment of Sportvision's rights or delegation of Sportvision's duties under this Agreement to Fox or Motorola or any of their respective Affiliates.

      9.4 The Parties shall be considered to be independent contractors of each other. No Party undertakes by this Agreement or otherwise to perform any of the obligations of any other Party. In no way is any Party to be construed as an agent, or acting as an agent, of any other Party in any respect. In no way is this Agreement to be construed as creating a joint venture, partnership or agent relationship between any of the Parties.

      9.5 Any notices required under this Agreement shall be served on each of the Parties via facsimile and overnight mail as follows:

         To Sportvision:
                  William F. Squadron
                  Chief Executive Officer
                  Sportvision, Inc.
                  1450 Broadway, 31st Floor
                  New York, New York 10018
                  (212) 764-0876

         To PVI:
                  Roberto Sonabend
                  Co-Chief Executive Officer
                  Princeton Video Image, Inc.
                  15 Princess Road
                  Lawrenceville, New Jersey 08648
                  (609) 912-0044

                  and
                  100 Park Avenue 19th Floor
                  New York, NY 10017

         To Fox:
                  Daphne Gronich
                  Assistant Secretary
                  Fox Sports Production, Inc.
                  10201 West Pico Boulevard
                  Los Angeles, California 90035
                  (310) 369-5455



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      9.6 This Agreement and the Settlement Documents contain the entire and only agreements between the Parties as to the subject matter of such agreements and supersede all preexisting agreements between them respecting such subject matter.

      9.7 The provisions of this Agreement are severable, and in the event that any one or more provisions, or any portion thereof, are deemed illegal or unenforceable under applicable law by a court of competent jurisdiction, that provision(s) or portion thereof shall be ineffective to the extent of such invalidity or unenforceability only, and the remaining provisions or portion thereof, as the case may be, shall remain in full force and effect unless the deletion of such provision(s) or portion thereof shall cause this Agreement to become materially adverse to any Party, in which event the Parties shall use reasonable efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision(s) or portion thereof.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth.

SPORTVISION, INC.

By: /s/ Stanley K. Honey                         2/20/02
   -----------------------------------           -----------------
   Name Stanley K. Honey                         Date
   Title: President and CTO


PRINCETON VIDEO IMAGE, INC.

By: /s/ Roberto Sonabend                         2/22/02
    ---------------------------                  -----------------
    Name Roberto Sonabend                        Date
    Title: Co-CEO



Subject to Federal Rule of Evidence 408 and Analogous State Law Principles and Written Nondisclosure Agreement Commitments

Patent Cross-License Agreement

FOX SPORTS PRODUCTIONS, INC


By: /s/ Daphne Gronich                             2/15/02
   -----------------------------------             -----------------
   Name Daphne Gronich                             Date
   Title: Assistant Secretary



Subject to Federal Rule of Evidence 408 and Analogous State Law Principles and Written Nondisclosure Agreement Commitments

Patent Cross-License Agreement


                                      -14-